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UPI
Worldwide News, Inc.
United Press International
H Street, NW
Washington, DC 20005
(202) 808-8200

                                                           DISTRIBUTOR AGREEMENT

DISTRIBUTOR INFORMATION

NAME OF ORGANIZATION (DISTRIBUTOR): iChargeit Inc.
ADDRESS: 8162 Capehope Circle, Suite 201
CITY: Huntington Beach              STATE: CA                 ZIP: 92646
CONTACT NAME & TITLE: Jesse Cohen - President        TELEPHONE: (714) 969-7135

USER LOCATION: Above
DEPARTMENT:
ADDRESS:
CITY:                                       STATE:                 ZIP:
CONTACT NAME: Jesse Cohen                   TELEPHONE: (714) 9654135
CORPORATE PARENT NAME:
UPI INFORMATION UPI PRODUCTS TO BE PROVIDED:

               1) Static Via ftp or UPI email, suggested features:
       - Horoscope             - M-Sun
       - Business Roundup      - M-Fri
       - Sports Roundup        - M-Sun
       - Entertainment Today   - M-Fri
       - HealthTips            - M-Fri
       - The Almanao           - M-Sun
         All of these are transmitted overnight, between Midnight and 3am, Pacific
         2) Streaming - Delivered continuously via email or ftp, around the clock as the news happens
         - UPI US/International News (Text stories, some, features)
         - UPI Financial News (Text stories, market updates, most actives, etc.)
         - UPI Sports News (Text stories)
SET-UP FEE: NA
MONTHLY RATE AND ROYALTIES.: $950 MONTHLY MINIMUM FEE AGAINST A 35% SHARE OF ADVERTISING BANNER/ SPONSORSHIP REVENUE GENERATED FROM UPI NEWS, WHICHEVER IS THE GREATER MONTHLY.
PRODUCT INSTALLATION TARGET DATE: 6/15/99
TERM OF AGREEMENT: 12 months
I hereby certify that I have read and agree to be bound by all terms and conditions on the front and reverse sides of this agreement Upon the signing or upon the first receipt of the Product(s), whichever occurs first, this agreement goes into effect and binds both parties and/or their successors and assigns. Made this 23rd day of April, 1999 In Washington, DC.

     iChargeit Inc. - Date 5/15/99    Worldwide News Inc. T/A UPI Date  5/25/99
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By:  Jesse Cohen   /s/ Jesse Cohen     By:    /s/ (illegible)
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Title:       CEO                       Title:    CFO
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